Exhibit H

CORPORATE CHART

As of March 31, 2003

Company	Percentage of Ownership
Scottish Power plc	All 100% except as noted
Scottish Power UK Holdings Limited (FUCO
ScottishPower Energy Trading (Agency) Limited
ScottishPower Energy Trading Limited
ScottishPower UK plc (FUCO)
ScottishPower Distribution Limited
Scottish Electricity Settlements Limited (50)
ScottishPower Dataserve Limited
ScottishPower Transmission Limited
ScottishPower Energy Retail Limited
N.E.S.T. Makers Limited (50)
ScottishPower Gas Limited
ScottishPower Power Systems Limited
Core Utility Solutions Limited (50)
ScottishPower Generation Limited
South Coast Power Limited (50)
SMW Limited
Shoreham Operations Company Limited (50)
Scotash Limited (50)
Beaufort Energy Limited
CRE Energy Limited
Wind Resources Limited (45)
Carland Cross Limited
Coal Clough Limited
Celt Power Limited (50)
Emerald Power Generation Limited
Manweb Generation Holdings Limited
ScottishPower Group Money Purchase Pension Scheme Limited
ScottishPower Investments Limited
ScottishPower Insurance Limited
ScottishPower Leasing Limited
Genscot Limited
SP Manweb plc (FUCO)
Selectusonline Limited (25)
ScottishPower Share Scheme Trustees Limited
ScottishPower Sharesave Trustees Limited

ScottishPower NA 1 Limited
ScottishPower NA 2 Limited
NA General Partnership
PacifiCorp Holdings Inc.
Pacific Klamath Energy, Inc.
PacifiCorp
Energy West Mining Company
Glenrock Coal Company
Interwest Mining Company
Pacific Minerals, Inc.
Bridger Coal Company (66.66)
PacifiCorp Environmental Remediation Company (89.9)
PacifiCorp Future Generations, Inc.
Canopy Botanical, Inc.(77.85)
Canopy Botanical SRL (49)

PacifiCorp Group Holdings Company
Enable, LLC (50)
New Energy Holdings I, Inc.
EnergyWorks Holdings I
New IndiaPower Company Two
New IndiaPower Company One
Energy Works India Co. Pvt Ltd.
PACE Group, Inc.
PacifiCorp Development Company
PacifiCorp Generation International, BV
Pacific Bakun Energy BV
Pacific Kinston Energy, Inc.
PacifiCorp Energy Services, Inc.
PacifiCorp Energy Ventures, Inc.
PacifiCorp Trans, Inc.

PacifiCorp Financial Services, Inc.
CS Holdings, Inc.
Birmingham Syn Fuel I, Inc.
Koala FSC, Ltd.
Leblon Sales Corporation
Pacific Development (Property), Inc.
Pacific Harbor Capital, Inc.
PFI International, Inc.
PHC Properties Corporation
PCC Holdings, Inc.
Hillsborough Leasing Services, Inc.
PacifiCorp Capital, Inc.
PNF Holdings, Inc.
VCI Acquisition Co.

PacifiCorp International Group Holdings Company
PacifiCorp Hazelwood Pty. Ltd.
Hazelwood Australia, Inc.
Hazelwood Ventures, Inc.
Hazelwood Finance LP(12.5)
PPM Energy, Inc.
Heartland Wind LLC
Flying Cloud Power Partners, LLC
Klamath Energy LLC
Klamath Generation LLC
Klondike Wind Power LLC
Moraine Wind II LLC
Moraine Wind LLC
Pacific Wind Development LLC
Phoenix Wind Power LLC
West Valley Leasing Company LLC
Arlington Wind LLC
Enstor, Inc.
City Gate Gas Storage LLC
Columbia Gas Storage, LLC
Delta Gas Storage LLC
Enstor Louisiana LLC
Enstor Operating Company, LLC
Kary Storage and Transportation, L.P.